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Exhibit 23.4

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 31, 2010 with respect to the consolidated financial statements and schedules of Thermon Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Thermon Group Holdings, Inc. for the registration of shares of common stock of Thermon Group Holdings, Inc.

/s/ SHANGHAI JIALIANG CPAS Shanghai JiaLiang CPAs Shanghai, People's Republic of China March 31, 2011

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  Exhibit 23.4
Consent of Independent Auditors